UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2007

NETTIME SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-10320	13-3465289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8840 East Chaparral, Suite 100
Scottsdale, Arizona, 85250
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 296-0400

Time America, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported on the Company’s current report on Form 8-K, filed with the Securities and Exchange Commission on January 22, 2007, the Company recently closed on the sale of certain of its assets pursuant to an asset purchase agreement with Synel Industries, Inc., an Israeli registered corporation (“Synel”).  Under the terms of the agreement, Synel purchased the Company’s reseller sales channel, source code and related intellectual property for the Company’s GENESIS, HourTrack, and TA7000 product series, certain use rights associated with the Company’s NETtime source code, and all of the Company’s rights associated with the “Time America” name.  Consequently, on April 20, 2007, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State to change its corporate name from Time America, Inc. to NETtime Solutions, Inc.  The change in the Company’s name is effective as of May 10, 2007. The Company’s new symbol will be NTMS.

Item 9.01            Financial Statements and Exhibits

3.1	Amendment to Articles of Incorporation, effective as of May 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME AMERICA, INC.

	By:	/s/ THOMAS J. KLITZKE
Date: May 10, 2007	Name:	Thomas J. Klitzke
	Title:	Principal Accounting Officer